THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE CONFIDENTIAL INFORMATION ON PAGES 3, 23, 24 AND 29 HAS BEEN REPLACED WITH ASTERISKS.

                                                                 Exhibit 10.20

                          RECEIVABLE PURCHASE AGREEMENT

                  RECEIVABLE PURCHASE AGREEMENT, dated as of August 28, 1998, between MONTGOMERY WARD CREDIT CORPORATION, a Delaware corporation, with offices located at 880 Grier Drive, Las Vegas, Nevada 89119 ("MWCC"), MONOGRAM CREDIT CARD BANK OF GEORGIA, a Georgia banking corporation with offices located at 7840 Roswell Road, Atlanta, Georgia 30350 ("Monogram") and MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation with offices located at 500 West First Street, Hutchinson, Kansas 67504 ("Buyer").

                              W I T N E S S E T H:
                  WHEREAS, each Seller (as hereinafter defined) wishes to sell to Buyer, on each Periodic Purchase Date, certain secured and unsecured receivables owned by such Seller, which receivables arose in connection with the use of MW or Lechmere (both as hereinafter defined) credit cards and were written off by such Seller during the Write-Off Period corresponding to such Periodic Purchase Date; and

                  WHEREAS, Buyer wishes to purchase the aforementioned receivables on each Periodic Purchase Date on the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties hereto, and for other good and valuable consideration, Sellers and Buyer hereby agree as follows:

                  Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings unless otherwise defined herein and, wherever from the context it appears appropriate, all terms expressed herein in the singular or the plural shall include the singular and the plural:

                  "Account" means any retail credit card account with respect to which there is a Receivable.

                  "Account Debtor" means any person obligated on an Account.

                  "Account Document" means any application, agreement, billing statement, abstract of cardholder account, remittance check, notice, correspondence or other information relating to an Account that is in Sellers' possession, in whatever form, if any, it exists in Sellers' possession.

                  "Affiliate" means, with respect to any entity, each corporation that controls, is controlled by, or is under common control with that entity.

                  "Agreement" means this Receivable Purchase Agreement, including any Exhibits or Schedules hereto.

                  "Bill of Sale" means a document substantially in the form of Exhibit A hereto.

                  "Business Day" means a day other than a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York.

                  "Buyer" shall have the meaning assigned to such term in the introductory paragraph hereto.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                  "Cut-Off Date" means, for any Periodic Purchase Date, the date two days prior to such Periodic Purchase Date or, if the date two days prior to such Periodic Purchase Date is not a Business Day, the Business Day immediately preceding such date.

                  "Financing Statement" means a UCC-1 financing statement substantially in the form of Exhibit B hereto.

                  "Future Sales" shall have the meaning assigned to such term in
Section 13.1 hereof.

                  "Lechmere" means Lechmere, Inc.

                  "Monogram" shall have the meaning assigned to such term in the introductory paragraph hereto.

                  "MW" means Montgomery Ward & Co., Incorporated.

                  "MWCC" shall have the meaning assigned to such term in the introductory paragraph hereto.

                  "Non-Conforming Accounts" shall have the meaning assigned to such term in Section 8.1 hereof.

                  "Periodic Purchase Date" shall mean July 31, 1998, August 10, 1998, September 10, 1998, September 25, 1998, November 10, 1998, December 10, 1998 and December 31, 1998 (or, with respect to any such date, such earlier date as may be agreed to by the parties in writing), each of which days Sellers shall sell, and Buyer shall purchase, the Receivables on the Periodic Receivables Schedule for such date.

                  "Periodic Purchase Price" means, on each Periodic Purchase Date, an amount equal to (a) [*] multiplied by (b) the balance of the Receivables being sold on such Periodic

Purchase Date as of the Cut-Off Date, as reflected on the Periodic Receivable Schedule (as indicated by Sellers prior to such Periodic Purchase Date).

                  "Periodic Receivable Schedule" means, for each Periodic Purchase Date, the specific computer-generated master file list on an electronic medium (e.g., tape, CD or cartridge) prepared by Sellers identifying receivables relating to the MW or Lechmere credit cards which were written off by Sellers during the Write- Off Period corresponding to such Periodic Purchase Date, each of which listing shall contain the following information as maintained on Sellers' master file as of 11:59 p.m. on the CutOff Date: Account Debtor's account number, date of write-off, name and social security number (where known) of the Account Debtor, the write-off balance (as indicated in the field labeled ACAMT), the outstanding balance as of the Cut-Off Date (as indicated by adding the amounts in the fields labeled ACBAL, ABL1, ABL2, ABL3, ABL4 and ABL5) and such other information, if any, as is maintained by Sellers on their master file(s).

                  "Receivables" means certain of the retail credit card receivables relating to MW and Lechmere credit cards and written off by Sellers pursuant to their accounting practices which are being sold to Buyer pursuant to the terms of this Agreement, all to the extent such receivables are listed on a Periodic Receivable Schedule for a Periodic Purchase Date, whether Sellers' interest arises as owner, co-owner, cosigner, secured party or otherwise, together with all cash and non-cash proceeds/ products thereof including, but not limited to, notes, drafts, checks, instruments, credit insurance proceeds, indemnity proceeds, warranty and guaranty proceeds.

                  "Required Affidavit" means an affidavit required by (i) a court where suit relating to a Receivable purchased by Buyer hereunder is to be filed, or (ii) the attorney collecting a Receivable purchased by Buyer hereunder after consultation with Buyer as to the necessity for such affidavit, any of which shall be in a form substantially similar to Exhibit C hereto.

                  "Securities Laws" shall have the meaning set forth in
Section 2.6 hereof.

                  "Seller" means MWCC and Monogram, each with respect to the Receivables owned by it and sold to Buyer hereunder.

                  "To the Best of [a party's] Knowledge" means the party has made a reasonably best effort inquiry to determine the facts with respect to which the knowledge is asserted, including talking to current employees who in the normal scope of their employment should have knowledge of the matter and taking such other actions, if reasonably necessary, to discover the facts with respect to which knowledge is asserted.

                  "Write-Off Period" means the following for each

Periodic Purchase Date:
September 4, 1998 (or such          the period commencing March 1,
earlier date as may be              1998 through and including
agreed to in writing)               May 28, 1998

September 25, 1998 (or such         the period commencing May 29,
earlier date as may be              1998 through and including
agreed to in writing)               August 15, 1998

Periodic Purchase Date:
October 30, 1998 (or such           the period commencing August 16,
earlier date as may be              1998 through and including October
agreed to in writing)               22, 1998

November 28, 1998 (or such          the period commencing October 23,
earlier date as may be              1998 through and including November
agreed to in writing)               25, 1998

December 31, 1998 (or such          the period commencing November
earlier date as may be              26, 1998 through and including
agreed to in writing)               December 28, 1998

                  Section 2. Purchase and Sale of Receivables; Payment and Transfer.

                  Section 2.1 Purchase and Sale. On the terms and subject to the conditions set forth below, each of Sellers agrees to sell to Buyer, without recourse and without warranty of any kind (including, without limitation, warranties pertaining to title, validity, collectability, accuracy or sufficiency of information) except as specifically set forth herein, and Buyer agrees to purchase from Sellers on each Periodic Purchase Date, free and clear of all liens, subordinations and security interests, the Receivables listed on the Periodic Receivable Schedule for that Periodic Purchase Date.

                  Section 2.2 Payment and Transfer. On each Periodic Purchase Date, Buyer will remit to MWCC an amount equal to the Periodic Purchase Price. Payment of each Periodic Purchase Price shall be made by Buyer via wire transfer of federal funds to a bank designated by MWCC.

                  Section 2.3  Bill of Sale and UCC Financing Statements.
After MWCC's receipt of payment in full of each Periodic Purchase
Price on each Periodic Purchase Date, (i) Sellers will execute and deliver to Buyer a Bill of Sale relating to the Receivables sold on such Periodic Purchase Date, (ii) each Seller will execute and deliver to Buyer a Financing Statement relating to the Receivables it sold on such Periodic Purchase Date for state and local filing in the state and county where its chief executive office is located, and (iii) Sellers will deliver to Buyer a copy of the Periodic Receivables Schedule corresponding to such Periodic Purchase Date. At Buyer's reasonable request, Sellers shall execute any additional financing statements prepared by Buyer and necessary to evidence the transactions contemplated herein.

                  Section 2.4 No Assumption of Liabilities Relating to Sellers. Buyer, in acquiring Receivables pursuant to this Agreement, is not assuming any liability or obligation of any Seller including, without limitation, any liability or obligation in respect of any outstanding net credit balance or any litigation threatened, pending or instituted against such Seller for any event, act or omission undertaken or committed by such Seller or its agents prior to the Periodic Purchase Date for the Receivables at issue, provided, however, that, on each Periodic Purchase Date, Buyer assumes any and all liability and any and all obligation for events, acts or omissions undertaken or committed by Buyer or its agents (including litigations caused as a result thereof) that occur in respect of such Receivables after the Periodic Purchase Date for such Receivables.

                  Section 2.5 Use of Receivables. Buyer, any purchaser of Receivables permitted under Section 9.1 hereof and any person acting on behalf of Buyer or such purchaser shall only collect the Receivables and shall not use, sell or transfer any information with respect to Receivables or Account Debtors other than for purposes of collection. Without limiting the generality of the foregoing, it is agreed that Buyer, any purchasers of Receivables permitted under Section 9.1 hereof and any person acting on behalf of Buyer or such person shall not use, sell or transfer any information with respect to the Receivables or Account Debtors for any other purposes whatsoever, including without limitation, marketing to Account Debtors or marketing the names and/or addresses of Account Debtors. Notwithstanding the foregoing, but subject to its confidentiality obligations hereunder, Buyer may provide to a third party such information as may be necessary to assign, pledge, sell or securitize the Receivables to the extent permitted hereunder.

                  Section 2.6 Purchaser's Intention. With respect to each purchase of Receivables hereunder, Buyer is purchasing the Receivables for its own account, for investment purposes and not with a view to the distribution thereof. Buyer will not, directly or indirectly, offer, transfer, sell, assign, securitize, pledge, hypothecate or otherwise dispose of any Receivables (or solicit any offers to buy, purchase, or otherwise acquire any Receivables) or any direct or indirect interests therein, except to the extent applicable in compliance with federal and/or state securities and Blue Sky laws, rule, regulations and requirements (collectively, the "Securities Laws").

                  Section 2.7 Receivables Not Securities. Buyer acknowledges and agrees that (i) each proposed sale of Receivables does not involve, nor is it intended in any way to constitute, the sale of a "security" within the meaning of the Securities Laws and (ii) it is not contemplated that any filing will be made with the Securities and Exchange Commission or pursuant to the Securities Laws of any jurisdiction.

                  Section 2.8 Accredited Investor. Buyer is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended) by reason of its business and financial experience. Buyer has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating both the information made available with respect to Receivables and the merits and risks of each prospective purchase, is able to bear the economic risk of each purchase, is able to bear the risk that Buyer may be required to hold each Receivable for an indefinite period of time and is able to afford a complete loss of each Periodic Purchase Price for Receivables listed on the corresponding Periodic Receivables Schedule.

                  Section 2.9 Opportunity to Ask Questions. As of each Periodic Purchase Date, Buyer has been afforded the opportunity:
(i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Sellers concerning the terms and conditions of the offering of each Receivable listed on the corresponding Periodic Receivables Schedule and the merits and risks of buying such Receivables; and (ii) to obtain such additional information that Sellers possess or can acquire.

                  Section 3. Conditions Precedent to Purchase and Sale of Receivables.

                  (a) It shall be a condition precedent to Buyer's obligation to purchase Receivables on any Periodic Purchase Date that the following shall be true on such Periodic Purchase Date:

                           (i)  Representations and Warranties.  The
representations and warranties of Sellers set forth in this Agreement, including
Section 4, shall be true and correct in all material respects.

                           (ii) Compliance with Covenants and Agreements.
Each Seller shall have complied in all material respects with each of its covenants and agreements set forth in this Agreement as applicable to the Receivables being sold by such Seller on such Periodic Purchase Date.

                           (iii)  No Violation of Law.  The consummation of
such purchase and sale shall not violate any order of any court or governmental body having jurisdiction or any law or regulation that applies to Buyer or any Seller.

                           (iv)  Approvals, Consents and Notices.  Any
approvals, consents or other actions by, and any notices to or filings with, any governmental authority, or any other person or entity required for the consummation of such purchase and sale shall have been obtained or made as applicable to the Receivables being sold on such Periodic Purchase Date.

                  (b) It shall be a condition precedent to Sellers' obligation to sell Receivables on any Periodic Purchase Date that the following shall be true on such Periodic Purchase Date:

                           (i)  Representations and Warranties.  The
representations and warranties of Buyer set forth in this Agreement, including Sections 2.6 through 2.9 and Section 5, shall be true and correct.

                           (ii) Compliance with Covenants and Agreements.
Buyer shall have complied in all material respects with each of its covenants and agreements set forth in this Agreement.

                           (iii)  No Violation of Law.  The consummation of
such purchase and sale shall not violate any order of any court or governmental body having jurisdiction or any law or regulation that applies to Buyer or Sellers.

                           (iv)  Approvals, Consents and Notices.  Any
approvals, consents or other actions by, and any notices to or filings with, any governmental authority, or any other person or entity required for the consummation of such purchase and sale shall have been obtained or made as applicable to the Receivables being sold on such Periodic Purchase Date.

                  Section 4. Representations and Warranties of Sellers. As to each periodic purchase, each Seller hereby makes the following representations and warranties to Buyer:

                  (a) Due Organization; Authorization, Etc. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and, at all relevant times, had all necessary power and authority to originate and/or acquire the Receivables. The execution, delivery and performance by such Seller of this Agreement and the transactions contemplated hereby are within its respective corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and general equitable principles.

                  (b) No Conflict. The execution, delivery and performance by such Seller of this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach or default under the certificate of incorporation or bylaws of such Seller, any state or federal law or regulation applicable to such Seller or any agreement or other document to which such Seller is a party or by which it or any of its property is bound.

                  (c) Consents. No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is or will be required to be obtained or made by such Seller for the due execution, delivery and performance of this Agreement and the transactions contemplated hereby that has not been obtained or made by such Seller.

                  (d) Title to the Receivables. Such Seller is the lawful owner of, or has the right to sell, each Receivable being sold by it on a Periodic Purchase Date. To the Best of such Seller's Knowledge as of any Periodic Purchase Date, the debt represented by each such Receivable was, at the time of its origination, the legal, valid and binding obligation of the Account Debtor thereon. Upon the purchase by Buyer of each Receivable owned by such Seller and listed on a Periodic Purchase Schedule, Buyer shall acquire free, clear and unencumbered title in and to each such Receivable. As of the Cut-Off Date, such Seller has performed all of its obligations with respect to each Receivable being sold by it on such Periodic Purchase Date and there is no requirement for future advances or performance by such Seller.

                  (e) Receivables. To the Best of such Seller's Knowledge, (i) each Periodic Receivable Schedule to be delivered to Buyer on the Periodic Purchase Date shall be true and correct as of the Cut-Off Date for such Periodic Purchase Date, (ii) as of the Cut-Off Date, each Receivable being sold by such Seller is not a Non-Conforming Receivable, (iii) as of the Cut-Off Date, each Receivable being sold by such Seller represents a bona fide indebtedness of the Account Debtor with respect thereto and (iv) when originating and servicing each Receivable owned by it, such Seller complied in all material respects with all federal and state laws.

                  (f) No Brokers or Finders. Such Seller has not employed any investment banker, broker or finder in connection with the transaction contemplated hereby who might be entitled to a fee or commission upon consummation of the transaction contemplated by this Agreement.

                  Section 5. Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties to Sellers, which representations and warranties shall be deemed to be restated and remade on each Periodic Purchase Date:

                  (a) Due Organization; Authorization, Etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby are within its powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and general equitable principles.

                  (b) No Conflict. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach or default under the certificate of incorporation or by laws of Buyer, any state or federal law or regulation applicable to Buyer or any agreement or other document to which Buyer is a party or by which it or any of its property is bound.

                  (c) Consents. No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is or will be required to be obtained or made by Buyer of the due execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  (d) Investigation of Receivables. Buyer has made such an independent investigation as Buyer has deemed necessary as to the nature, validity, collectability and value of the Receivables being purchased on each Periodic Purchase Date, and as to all other facts that Buyer deems material to such purchase. Buyer is making such purchase solely on the basis of such investigation and its own judgment and the representations, warranties and other information expressly set forth herein. Buyer is not acting in reliance on any representation by Sellers except those set forth herein.

                  (e) Reporting Requirements. Buyer shall be solely responsible for any reporting requirements and/or filings required by any federal, state or local law or rule, with respect to the Receivables.

                  (f) No Brokers or Finders. Buyer has not employed any investment banker, broker or finder in connection with the transaction contemplated hereby who might be entitled to a fee or commission upon consummation of the transaction contemplated in this Agreement.

                  Section 6. Conduct of Business After Each Periodic Purchase Date.

                  Section 6.1 Notice to Account Debtors. Following each Periodic Purchase Date, any Seller, at no cost to Buyer, may, but shall not be obligated to, give any Account Debtor written or oral notice of the transfer of the Receivables to Buyer.

                  Section 6.2 Retrieval of Account Documents; Requests for Oral Information on Accounts.

                  (a)      Account Documents and Affidavits.

                             (i)  From time to time and in accordance with
subsections (ii) and (iii) below, as applicable, Buyer may, with respect to any Receivable, submit to the Seller of such Receivable: (a) reasonable requests for Account Documents, which requests substantially shall be in the form of Exhibit D hereto, and (b) reasonable requests for Required Affidavits. Such Seller shall provide to Buyer each requested Account Document (to the extent such document is in the possession of such Seller) and each signed Required Affidavit within sixty (60) days after its receipt of Buyer's reasonable request therefor.

                            (ii)  During the first twelve (12) months after
each applicable Periodic Purchase Date, each Seller shall provide to Buyer, at no additional charge to Buyer (other than specified postage charges): (a) the number of Account Documents not to exceed ten percent (10%) of the number of Accounts sold by such Seller on the applicable Periodic Purchase Date, provided that Buyer pays to such Seller within five (5) days after receipt of an invoice therefor, all postage paid by such Seller in respect of provision of such Account Documents, and (b) the number of signed Required Affidavits not to exceed ten percent (10%) of the number of Accounts sold by such Seller on the applicable Periodic Purchase Date, provided that Buyer submits said Required Affidavits to such Seller completed by Buyer using information from such Seller, with returned postage prepaid by Buyer.

                           (iii) At all times (a) after the date twelve
months after each applicable Periodic Purchase Date or (b) during the first twelve months after each applicable Periodic Purchase Date but in excess of the amounts specified in subsection (ii) above or not in accordance with the requirements of subsection (ii) above, the Seller of Receivables shall provide Buyer with any requested Account Documents or signed Required Affidavits if Buyer pays to such Seller the following: (1) $.20 per Required Affidavit so provided if such affidavit has been prepared by Buyer based on information from such Seller and returned postage has been prepaid by Buyer, (2) $.50 per Required Affidavit so provided if such affidavit was prepared by and/or mailed at the expense of such Seller (which fee shall be increased by the amount of any United States Postal Service rate increases for first class mail effective after the first Periodic Purchase Date), (3) $2.00 per automated purchase summary so provided, which such automated purchase summary shall only be supplied for Receivables less than approximately thirty six (36) months old (it being understood that accounts greater than thirty six
(36) months old shall require an account history transcript at the price specified in subsection (b) below); (4) $10.00 per duplicate document, including an account agreement, invoice or billing statement; and (5) $20.00 per account history transcript.

                            (iv) Any contrary provision contained in this
Section 6.2(a) notwithstanding, the parties acknowledge and agree that: (a) if, during any thirty (30) day period, Buyer reasonably requests from Sellers Account Documents and/or Required Affidavits totalling, in the aggregate, more than one thousand (1000), Sellers may provide the requested Account Documents and Required Affidavits within a commercially reasonable time after Sellers' receipt of each reasonable request by Buyer therefor, and (b) Sellers have no obligation to provide to Buyer any document or information (including Account Documents) not in the possession of Sellers and any failure to provide such document or information in respect of a Receivable shall not render such Receivable a Non-Conforming Receivable, constitute a breach of any Seller's obligations hereunder, or otherwise subject any Seller to liability.

                  (b) Oral Information. Neither Sellers nor Buyer will be obligated to furnish the other with any oral information. If a Seller or Buyer requests oral information from the other and the person to whom the request is made has information that it elects to provide, the person requesting oral information will pay such other person at the hourly rate of $25.00 for the time and effort of such other person in collecting and communicating to the person requesting oral information the information requested.

                  Section 6.3 Collection of Receivables; Reporting to Credit Reporting Agencies. If Buyer, any purchaser of Receivables permitted under
Section 9.1 hereof or any other person acting on behalf of Buyer or such person collects or attempts to collect Receivables, Buyer or such person will at all times:

                  (a) Comply with all state and federal laws applicable to debt collection, including, without limitation, the federal Consumer Credit Protection Act, the federal Fair Credit Reporting Act and the federal Fair Debt Collection Practices Act;

                  (b) With respect to any Account for which the statute of limitations has expired, not falsely represent directly or by implication that a lawsuit may or will be filed if the Account Debtor thereon does not pay;

                  (c) Not increase the amount of the Receivables above the face amount purchased from Sellers or add additional or other charges or fees to the amount of the Receivables except as permitted by law; and

                  (d) Not repossess or threaten to repossess any items securing the Receivables (i) without first obtaining a judgment or order of replevin or other similar judicial process or (ii) as part of a bankruptcy proceeding, provided however that Buyer may accept a voluntary surrender by the Account Debtor of the item subject to the security interest where such surrender has not been requested by Buyer. Buyer acknowledges that Sellers may in their sole discretion, at their cost, report Receivables to the appropriate credit reporting agencies as either transferred, transferred to another lender, charged off transferred, sold, charged off sold or a similar designation. If Buyer elects to report Receivables to the appropriate credit reporting agencies, Buyer shall, at its cost, report Receivables to such agencies as Buyer and transferee of Receivables.

                  Section 6.4 Seller as Witness. Buyer shall not subpoena any officers or employees of any Seller to appear at any trial, hearing or deposition relating to a legal action instituted by Buyer to collect a Receivable.

                  Section 6.5 Receipt of Funds. Within fifteen (15) days after the end of each calendar month, each Seller shall provide Buyer with information indicating the amounts of payments received by such Seller in respect of Receivables previously purchased by Buyer (all to the extent such amounts were received after the Cut-Off Dates for the applicable Receivables) and shall remit to Buyer such amounts within thirty (30) days after its provision of such report.

                  Section 7. Use of Sellers' Names and Other Names. Buyer and any permitted assignee of Buyer will not use or refer to "Monogram Credit Card Bank of Georgia," "Montgomery Ward & Co., Inc.," "Lechmere, Inc." "Montgomery Ward Credit Corporation", "Montgomery Ward Credit Services, Inc.," the names of any Affiliates of the foregoing or any similar name, for any purpose relating to any Receivable including, without limitation, the collection, promotion, marketing, advertising, sale or transfer of any Receivable. In collecting the Receivables, Buyer, purchasers of Receivables permitted under Section 9.1 or any other person acting on behalf of Buyer or such purchaser shall only use their own names and shall not imply that they are connected in any manner with, or acting on behalf of, any person or entity operating under any of the foregoing names. However, Buyer, purchasers of Receivables permitted under Section 9.1 and any other person acting on behalf of Buyer or such purchaser may use the name of MW or Lechmere (as appropriate) solely for purposes of identifying a Receivable in communications with the Account Debtor obligated in respect of such Receivable in order to collect amounts outstanding thereon, in connection with filing suit in identifying such Receivable, in connection with the sale of such Receivable in identifying it or in connection with entering into any servicing arrangement in identifying the Receivable. In contacting an Account Debtor, filing suit, or selling Receivables, neither Buyer nor any purchaser of each Receivables permitted under Section 9.1 hereof nor any person acting on behalf of Buyer or any permitted purchaser will state or represent in any way that it is taking such action for or on behalf of any Seller.

                  Section 8.  Non-Conforming Receivables.

                  Section 8.1 Definition. For purposes of the Agreement, a Receivable shall be considered a "Non-Conforming Receivable" if any of the following conditions apply to such Receivable:

                  (a) on or before the Cut-Off Date for such Receivable, the Account Debtor on such Receivable either was deceased or had filed for protection under the bankruptcy laws;

                  (b) on or before the Cut-Off Date for such Receivable, the Receivable, in the reasonable opinion of a Seller, was created as a result of fraud or forgery or a Seller's mistake;

                  (c) on or before the Cut-Off Date for such Receivable, the debt represented by such Receivable was satisfied;

                  (d) on or before the Cut-Off Date for such Receivable, a final judgment was entered by a court of competent jurisdiction with respect to the debt represented by such Receivable;

                  (e) on or before the Cut-Off Date for such Receivable, the Account Debtor on such Receivable was released from liability on the Receivable by a Seller;

                  (f) on or before the Cut-Off Date for such Receivable, a representation or warranty of a Seller made herein as to such Receivable was untrue or incorrect in any material respect; and

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                  (g) at any time, a Seller has determined, in its reasonable legal opinion, that, as a result of actions taken or not taken on or prior to the Cut-Off Date in respect of any Receivable (including, without limitation, any actions in respect of legal compliance), such Receivable should not be collected or should not have been sold.

                  Section 8.2  Duty/Right to Repurchase.

                  (a) During the [*] after each applicable Periodic Purchase Date, Buyer (i) shall notify Sellers of any determination by Buyer in its reasonable judgment that a Receivable is a Non-Conforming Receivable because the Account Debtor on such Receivable had filed for protection under the bankruptcy laws, and (ii) may notify Sellers of any other determination by Buyer in its reasonable judgment that a Receivable is a Non-Conforming Receivable. Any such notification shall include the information contained on Exhibit E hereto and shall be transmitted to Sellers in a comma delimited format either electronically or on a compact disk or 3 1/2" diskette. Unless a Seller produces an automated purchase summary, billing statement, transcript, any document signed by the Account Debtor or any other similar document with respect to such Receivable which, in such Seller's opinion, indicates that such Receivable is not a Non-Conforming Receivable (which documentation shall be paid for by Buyer in accordance with the fees set forth in Section 6.2 hereof), within [*] following such Seller's confirmation of Buyer's determination, such Seller shall

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


purchase such Receivable for an amount equal to (i) the original Periodic Purchase Price for such Receivable, less (ii) any recoveries on such Receivable that Buyer may have received or for which a credit was given to Buyer. In the event that the sum of recoveries and credit given on the Receivable as specified in (ii) in the previous sentence exceeds the Periodic Purchase Price for such Receivable, such Seller shall pay Buyer nothing and Buyer shall pay such Seller in cash the difference between the sum of the recoveries and credit given on the Receivable and the original Periodic Purchase Price for such Receivable. In the event that Buyer fails to properly notify a Seller of any determination by Buyer that a Receivable is a Non-Conforming Receivable within [*] after the original Periodic Purchase Date (and no Seller has exercised its rights under subsection
(b) in respect thereof), said Non-Conforming Receivable shall be solely the responsibility of Buyer and Sellers shall have no obligation to repurchase such Non-Conforming Receivable.

                  (b) In the event that a Seller at any time determines that a Receivable is a Non-Conforming Receivable, such Seller may advise Buyer that it wishes to repurchase the same, in which event such Seller shall purchase such Receivable for an amount equal to (i) the original Periodic Purchase Price thereof, less (ii) any recoveries on such Receivable that Buyer may have received or for which a credit was given to Buyer. In the event that the sum of recoveries and credit given on the Receivable as specified in (ii) in the previous sentence exceeds the Periodic Purchase Price for such Receivable, such Seller shall pay Buyer nothing and Buyer, on the date specified by such Seller for repurchase, shall pay such Seller in cash the difference between the sum of the recoveries and credit given on the Receivable and the original Periodic Purchase Price for such Receivable.

                  (c) In the event that a Seller repurchases Receivables, Buyer shall execute and deliver to such Seller a UCC financing statement relating to the Receivables repurchased for the state and local filing in the state and county where Buyer's chief executive office is located.

                  Section 9.  Buyer's Right of Resale.

                  Section 9.1  Buyer may sell or transfer any of the
Receivables to a third party provided Buyer uses its best efforts to assure that any subsequent purchaser is a reputable entity that shall provide Buyer with industry typical indemnifications, and provided Buyer requires every subsequent purchaser of all or part of the Receivables to agree to the same representations, warranties, and terms (including those in respect of Non-Conforming Accounts) and be subject to the same indemnities of Buyer as set forth in this Agreement, including but not limited to this Section, as though the third party buyer and any subsequent buyer were Buyer, and any agreement for the sale of all or part of the Receivables by Buyer and any subsequent buyer shall provide further that each Seller shall have a direct right of action against all subsequent purchasers of all or part of the

Receivables with respect to such representations, warranties, terms and indemnities, and Buyer shall use no lower standards in selecting third party purchasers of Receivables than it typically uses for its other receivable portfolios. Buyer shall promptly inform Sellers of the identities of any potential purchasers to whom Buyer furnishes any of the information with respect to the Receivables, and of any subsequent purchasers of the Receivables and Buyer shall only sell Receivables after making a good faith investigation of and a determination that the potential purchaser's integrity and financial reliability conform to the standards set forth in Exhibit F. Sale of some or all Receivables shall not relieve Buyer of any obligation that Buyer has undertaken under this Agreement and Buyer shall be liable to Sellers for the breach of any representation, warranty or covenant or with respect to any indemnity that Buyer is obligated to require that all subsequent buyers adhere to as specified above. This Section 9.1 shall not apply to any resale, transfer or assignment of a Receivable in connection with a securitization or financing so long as Buyer continues to act as servicer of, and otherwise take all actions in respect of, the Receivables (it being understood that, under such circumstances, Buyer shall not be relieved of any obligation that Buyer has undertaken under this Agreement and Buyer shall be liable to Sellers for any actions of other persons involved in the securitization or financing). If Buyer does not continue to act as servicer of, and otherwise take all actions in respect of, the Receivables resold, transferred or assigned in connection with the securitization or financing, the other persons involved in the securitization or financing shall be treated as subsequent purchasers for purposes of this Agreement.

                  Section 10.  Indemnification.

                  Section 10.1 By Buyer. With respect to each periodic purchase, Buyer shall indemnify and hold harmless Sellers, Sellers' Affiliates and any of their respective shareholders, officers, directors, agents, employees, representatives or assignees from and against any claim, loss, cost, liability, damage or expense (including, without limitation, reasonable attorney's fees and costs of suits) that arise from (a) any breach by Buyer or any subsequent buyer of the representations, warranties, covenants or other responsibilities set forth in this Agreement, or (b) any other act or omission by Buyer or any of its respective officers, directors, agents, employees, representatives or assignees with respect to the Receivables.

                  Section 10.2 By Sellers. With respect to each periodic purchase, each Seller shall indemnify and hold harmless Buyer, Buyer's Affiliates and any of their respective share holders, officers, directors, agents, employees, representatives or assignees from and against any claims, loss, cost, liability, damage or expense (including, without limitation, reasonable attorney's fees and costs of suits) that arise from (a) any breach by such Seller of its representations warranties, covenants or other responsibilities set forth in this Agreement, or (b) any other act or omission by Seller or any of its respective officers, directors, agents, employees, representatives or assignees with respect to the Receivables.

                  Section 10.3 Indemnification Procedure. Whenever any claim of the type which would occasion indemnification under Section 10 hereof is asserted or threatened against any party hereto, that party shall promptly notify the other party hereto. The notice shall include, if known, the facts constituting the basis for such claim, including, if known, the amount or an estimate of the amount of the liability arising therefrom. In the event of any claim for indemnification hereunder resulting from or in connection with the claim or legal proceedings of a claimant not a party to this Agreement, the indemnifying party shall have the right, at its option, at its expense and with its own counsel (which counsel shall be reasonably satisfactory to the party seeking indemnification) to assume the defense of any such claim or any litigation resulting from such claim or to participate with its own counsel (which counsel shall be reasonably satisfactory to the indemnified party) in the compromise or defense thereof. If the indemnifying party undertakes to assume the defense of any such claim or litigation or participate in the compromise thereof, it shall promptly notify the indemnified party of its intention to do so, and, as a condition to the indemnifying party's indemnification obligation, the indemnified party shall cooperate reasonably with the indemnifying party and its counsel (but at the sole expense of

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


the indemnifying party) in the defense against or compromise of any such claim or litigation. Anything in this Section 10.3 to the contrary notwithstanding, the indemnified party shall not compromise or settle any such claim or litigation without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld; provided, however, that if the indemnified party shall have any potential liability with respect to, or may be adversely affected by, such claim or litigation, the indemnifying party shall not settle or compromise such claim or litigation without the prior written consent of the indemnified party.

                  Section 10.4 Insurance. With respect to each periodic purchase, Buyer shall from and after the date of this Agreement and at all times that Buyer owns or has obligations in respect of the Receivables, carry and maintain, at Buyer's sole cost and expense, standard commercial general liability insurance, including premises/operations, products, completed operations, personal and advertising liability, including libel and slander, and contractual liability coverages, naming Sellers as additional insureds by endorsement to the policy, to afford protection to the limits of not less than [*] in the aggregate, which requirement may be satisfied if such insurance is maintained by a servicer or by a party to whom Buyer sells or assigns all of the Receivables. Such insurance shall be effected under a valid enforceable policy (or policies) issued by an insurer of recognized responsibility which is licensed in the

States of Connecticut, Georgia, Illinois, Nevada and New York. Buyer shall, contemporaneously with the execution of this Agreement, furnish to Sellers an original certificate evidencing such coverage, and naming Sellers as additional insureds, which certificate shall state that such insurance may not be changed or cancelled without thirty (30) days prior written notice to Buyer and Sellers, and thereafter a certificate of renewal shall be delivered to Sellers not less than thirty (30) days prior to the expiration of the original policy or preceding renewal.

                  Section 11.  Notice of Claims.

                  Section 11.1 Buyer shall notify Sellers immediately of any claim or threatened claim that may affect any Seller that is discovered by Buyer.
                  Section 11.2 Sellers shall notify Buyer immediately of any claim or threatened claim that may affect Buyer that is discovered by Sellers.

                  Section 12. Confidentiality. All oral and written information about Sellers and Buyer, their credit card businesses, their customers, including Account Holders, and this Agreement (including the Periodic Purchase Price) (collectively, the "Records"), are valuable and proprietary assets. Sellers and Buyer, their employees and their agents shall treat the Records as strictly confidential and will not disclose such Records to anyone, provided Buyer may disclose such Records to any subsequent or potential purchaser of the Receivables (or any agents of Buyer retained by Buyer to facilitate a purchase) to the extent such Records directly relate to the Receivables purchased or proposed to be purchased, provided that Buyer requires said subsequent or potential purchaser (or such agent) to agree to the terms of this confidentiality provision. Each party hereto will use its best efforts to ensure that its employees and agents maintain such confidentiality. Each party hereto will notify the other party hereto immediately upon receiving a subpoena or other legal process about the other party's Records and will cooperate with the other party thereto to comply with or oppose the subpoena or legal process.

                  This Section 12 will not apply to information, documents, and material that are in the public domain other than through a wrongful act or omission of a party hereto.

                  Section 13.  Termination.

                  Section 13.1 Termination. Notwithstanding any provision in this Agreement to the contrary, the parties hereto acknowledge and agree that any party may terminate this Agreement with respect to all purchases scheduled to be made thereafter under this Agreement ("Future Sales") on sixty (60) days' notice to the other parties, in which event the parties shall be released of any obligations in respect of such Future Sales.

                  Section 14.  Miscellaneous.

                  Section 14.1 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, by recognized carrier of overnight mail or prepaid telegram (with messenger delivery specified), or by telecopier (receipt confirmed). Notice given by registered or certified mail, postage prepaid, shall be deemed to be given for purposes of this Agreement three (3) Business Days after the date sent. Notice given by recognized carrier of overnight mail shall be deemed to have been given on the second Business Day after delivery thereof to the carrier. Notice given by personal delivery shall be deemed to be given when delivered. Notice given by prepaid telegram or telecopier as aforesaid, shall be deemed to be given when sent, if properly addressed to the party to whom sent. Unless otherwise specified in a notice in writing sent or delivered in accordance with the foregoing provisions of this
Section 14.1, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier number) indicated below:

 if to a Seller to:                 Montgomery Ward Credit Corporation
                                    880 Grier Drive
                                    Las Vegas, Nevada 89119
                                    Attention:  President

                                    and

                                    Monogram Credit Card Bank of Georgia
                                    7840 Roswell Road
                                    Atlanta, GA  30350
                                    Attention:  President



with a copy to:                     General Electric Capital Corporation
                                    5775 Glen Ridge

                                    Building E, Suite 300
                                    Atlanta, Georgia 30328
                                    Attention:  Manager, Asset Management Group

if to Buyer to:                     Midland Credit Management, Inc.
                                    500 West First Street
                                    Hutchinson, Kansas  67504
                                    Attention:  Frank Chandler

Any party hereto may change the person, address or telecopier number to which notice shall be sent by giving written notice of such change to the other party in the manner provided herein.

            Section 14.2 Assignment. Except as provided in Section 9.1 hereof in respect of Buyer's Resale of Accounts, Buyer may not assign any of its rights or obligations hereunder without Sellers' prior written consent, except that this Section 13.2 shall not be deemed to prohibit Buyer from granting a security interest in the Receivables (other than Non-Conforming Receivables) to a lender or lenders in connection with a financing of the purchases made by Buyer hereunder. Any Seller freely may assign its rights and/or obligations hereunder without Buyer's consent.

                  Section 14.3 Expenses. Except as otherwise expressly provided in this Agreement, Buyer and each Seller will each bear its own out-of-pocket expenses in connection with the transaction contemplated by this Agreement.

                  Section 14.4 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with regard to the subject matter hereof, and supersedes all prior agreements and understanding relating to the subject matter of this Agreement. The parties make no representations or warranties to each other, except as specifically set forth in or specified by this Agreement. All prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement.

                  Section 14.5 Amendment. Neither this Agreement nor any of its provisions may be changed, waived or discharged orally. Any change, waiver or discharge may be effected only by a writing signed by the party against which enforcement of such change, waiver or discharge is sought.

                  Section 14.6 Governing Law; Severability. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. If any one or more of the provisions of this Agreement, for any reason, is held to be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed without this invalid, illegal or unenforceable provision.

                  Section 14.7 Waivers, Etc. No waiver of any single breach or default of this Agreement shall be deemed a waiver of any other breach or default of this Agreement. All rights and remedies, either under this Agreement or by law or otherwise afforded to a party, will be cumulative and not alternative.

                  Section 14.8 Remedies. If Buyer does not pay the full amount due and owing Sellers on a Periodic Purchase Date or if Buyer otherwise is in default under this Agreement, Sellers shall not be obligated to tender any and all remaining Receivables and Sellers may sell the Receivables to another person. In such event, Buyer shall pay Sellers, notwithstanding any other rights and remedies available to Sellers by law or under this Agreement, for Sellers' damages resulting from Buyer's failure to comply with the terms of this Agreement, all of Sellers' reasonable expenses, including attorneys' fees to enforce this Agreement, and including without limitation, the payment or enforcement of any obligations of Buyer and interest at the highest lawful rate calculated on an annualized basis for the period of time during which all sums due and owing under this Agreement remain unpaid. Sellers' damages shall include, but shall not be limited to, the monetary difference, if any, between what the Receivables are sold for and the amount Buyer is otherwise obligated to pay Sellers under this Agreement. If Sellers do not pay the full amount due and owing Buyer pursuant to this Agreement or if Sellers otherwise are in default under this Agreement, Buyer shall have all rights and remedies available to Buyer by law or under this Agreement.

                  Section 14.9 Survival. All the representations, warranties, terms and covenants, including but not limited to indemnifications, shall survive the sale of the Receivables from Sellers to Buyer.

                  Section 14.10 Headings. Paragraph headings are for reference only, and will not affect the interpretation or meaning of any provision of this Agreement.

                  Section 14.11 Counterparts. This Agreement may be signed in one or more counterparts, all of which taken together will be deemed one original.

                  Section 14.12 Offsets. Any payment required to be made by a Seller to Buyer may be offset by any payment required to be made by Buyer to any Seller.

                  IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first shown above.

                                    MONTGOMERY WARD CREDIT CORPORATION


                                    By:  /s/ DEBORAH S. GALLAGHER
                                        --------------------------------

                                    MONOGRAM CREDIT CARD BANK OF GEORGIA


                                    By:  /s/ RICK BREWER
                                        --------------------------------
                                    MIDLAND CREDIT MANAGEMENT, INC.


                                    By:  /s/ FRANK CHANDLER
                                        --------------------------------